Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126958) of Net 1 UEPS Technologies, Inc. of our report dated November 30, 2003, relating to the financial statements which appear in this Form 10-K.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Yours faithfully

/s/ PKF (Jhb) Inc

PKF (Jhb) Inc
September 13, 2005

PKF (Jhb) Inc.
A member firm of PKF International Ltd.
Reg No. 1994/001166/21
Chartered Accountants (SA) Registered Accountants and Auditors
Telephone (+27 11) 480-2300 Fax (+27 11) 484-1721 Email info.jhb@pkf.co.za Website www.pkf.co.za
PKF House 15 Girton Road Parktown 2193 South Africa
[ ] Postnet Suite 200 Private Bag X30500 Houghton 2041; Docex 135 Jhb
Directors: IG Abbott A Berkowitz JM Borowitz GM Chaitowitz DA Church JA Craner EE du Plessis N Geldenhuys AJ Hannington PJ Katzenellenbogen FH Kluever
RJ Lawson LW Levy IM Lipworth SM Radebe AJ van den Berg Practising consultants: Dr RJE Beale SS Gamsu RC Hoffman J Ware
PKF in Southern Africa practise as separate incorporated entities in Bloemfontein, Cape Town, Durban, Johannesburg, Newlands, Port Elizabeth, Pretoria, Welkom, Botswana, Namibia and Swaziland.